UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HealthWarehouse.com, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHWAREHOUSE.COM, INC.
7107 Industrial Road
Florence, Kentucky 41042

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER __, 2014

To Our Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of HealthWarehouse.com, Inc. (the “Company” or “HealthWarehouse”). The Annual Meeting will be held at our principal executive offices located at 7107 Industrial Road, Florence, Kentucky 41042 on September __, 2014 at 11:00 a.m. (EDT), for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect four directors -- (i) Lalit Dhadphale, (ii) Youssef Bennani, (iii) Joseph Savarino and (iv) Ambassador Ned L. Siegel -- to serve for a one-year term until the 2015 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2. To adopt a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement;

3. To consider and approve the 2014 Equity Incentive Plan;

4. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock that may be issued;

5. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

6. To transact such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company has approved the foregoing proposals and recommends that you vote “FOR” each of the director nominees and “FOR” each of the other proposals.  Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible.  This action will not limit your right to vote in person if you attend the meeting.

The Board has fixed the close of business on August 25, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Shares of common stock of the Company and shares of the Series B and Series C preferred stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

The Board cordially invites you to attend the Annual Meeting.  The Annual Meeting will begin promptly at 11:00 a.m. (EDT) and check-in will begin at 10:30 a.m. (EDT). Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose in connection with the Annual Meeting during normal business hours at our principal executive offices for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Lalit Dhadphale Lalit Dhadphale President and Chief Executive Officer and Principal Financial Officer

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF IT IS MAILED IN THE UNITED STATES.  EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.  YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

We are mailing the Proxy Statement and the accompanying proxy to our stockholders on or about September__, 2014.

HEALTHWAREHOUSE.COM, INC.

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

General

The accompanying proxy is solicited by the Board of Directors of HealthWarehouse.com, Inc. to be voted at the 2014 Annual Meeting of Stockholders to be held on September __, 2014 at 11:00 a.m. (EDT) at the offices of HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042.  References in this Proxy Statement to the terms “we,” “our,” “us,” “HealthWarehouse” and the “Company” each refer to HealthWarehouse.com, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this Proxy Statement and the enclosed proxy card; the term “holders” when referring to holders of our common stock or preferred stock entitled to vote at the Annual Meeting means holders of record as of the close of business on August 25, 2014; and the terms “Annual Meeting” and “meeting” mean our 2014 Annual Meeting of Stockholders, including any postponements or adjournments thereof.  This Proxy Statement and accompanying proxy are being mailed to stockholders on or about September _, 2014, for the following purposes:

1. To elect (i) Lalit Dhadphale, (ii) Youssef Bennani, (iii) Joseph Savarino and (iv) Ambassador Ned L. Siegel to hold office until the 2015 Annual Meeting or until their respective successors are duly elected and qualified.

2. To adopt a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement;

3. To consider and approve the 2014 Equity Incentive Plan;

4. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock that may be issued;

5. To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

6. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on September _, 2014.   This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2013, as well as driving directions to the Annual Meeting, are available on our website at www.healthwarehouse.com/proxy.

Record Date, Quorum, Voting

Holders of record of our shares of common and preferred stock at the close of business on August 25, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.  On August 25, 2014, 35,237,050 shares of common stock, 451,879 shares of Series B preferred stock and 10,000 shares of Series C preferred stock were issued and outstanding.  Each share of common stock is entitled to one vote on each of the proposals being submitted to stockholders, each share of Series B preferred stock is entitled to 10.57 votes on each of the proposals being submitted to stockholders, and each share of Series C preferred stock is entitled to one vote on each of the proposals being submitted to stockholders.  The number of votes held by all holders of the outstanding common stock and Series B and Series C preferred stock and entitled to vote at the Annual Meeting aggregate 40,023,411 votes.

Pursuant to Section 211(c) of the Delaware General Corporation Law, the shares of our stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the Annual Meeting.  Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the four (4) nominees receiving the most votes will be elected.  Only votes cast FOR a nominee will be counted.  If you return the enclosed proxy card, unless indicated otherwise thereon, your shares will be voted FOR ALL of the four (4) nominees named in Proposal No. 1 in this Proxy Statement.  Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees.  Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will also result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees.  Stockholders have no right to cumulate votes in the election of directors.

Proposals No. 2, No. 3 and No. 5 require the affirmative vote of holders of a majority of the votes cast on the proposal at the Annual Meeting, with the common stock and preferred stock voting together as a class.  Abstentions and broker non-votes are not considered to be votes cast on a proposal, and as a result, will have no effect on the outcome of the vote on these proposals. Proposal No. 4 requires the affirmative vote of holders of a majority of all votes entitled to be cast at the meeting by holders of the common stock and preferred stock outstanding at the close of business on the voting record date, voting together as a class. Abstentions and broker non-votes on Proposal No. 4 will have the same effect as a vote against Proposal No. 4

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer.  As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use.

Shares Held in Street Name

If your shares are held by a broker, bank, trustee or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement.  As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.  If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner.  Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters.  Routine matters include the ratification of the appointment of the Company’s independent registered public accountants.  The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters.  As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Holders of record of our common stock as of the close of business on August 25, 2014 are entitled to cast one vote per share of common stock on each matter presented for consideration by the stockholders at the Annual Meeting.  Holders of record of our Series B preferred stock as of the close of business on August 25, 2014 are entitled to cast 10.68 votes per each share of Series B preferred stock on each matter presented for consideration by the stockholders, and holders of record of our Series C preferred stock as of the close of business on August 25, 2014 are entitled to cast one vote per share on each matter presented for consideration by the stockholders at the Annual Meeting.  A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

We urge you to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided.  Your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the meeting.  If you sign and return your proxy card but do not give voting instructions, your shares will be voted (1) FOR ALL of the four (4) nominees named in Proposal No. 1 in this Proxy Statement; (2) FOR approval of a non-binding advisory resolution on the compensation of our named executive officers; (3) FOR approval of the 2014 Stock Incentive Plan; (4) FOR approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock that may be issued; (5) FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2014; and (6) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Number of Directors

The Certificate of Designations for our Series B preferred stock provides that for so long as any shares of such preferred stock are outstanding, the Board shall consist of five members, with the holders of the Series B preferred stock, voting as a separate class, entitled to elect one member. The Board is responsible for identifying and selecting potential candidates for the remaining four seats on our Board, and the Board believes that its four nominees have a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge.  In addition, each of our director nominees has a strong professional reputation and has shown a dedication to his or her profession and community.

The holders of the Series B preferred stock did not submit any nominees to the Board to fill the Series B seat on the Board in connection with the Annual meeting.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

Multiple Proxy Cards

Many stockholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts.  To ensure that ALL of your shares are represented at the Annual Meeting, we recommend that you VOTE EVERY PROXY CARD YOU RECEIVE.

Voting Instructions

If you are a stockholder of record, you can vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials.  The proxy card must be received prior to the Annual Meeting.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) by executing and delivering to the Secretary, prior to the date of the Annual Meeting, a proxy dated as of a later date than a previously executed and delivered proxy, or (iii) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself revoke a proxy.  If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Voting Results

We expect to announce preliminary voting results at the Annual Meeting.  We will report the final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Our Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and President and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of the Company.  Currently, Mr. Dhadphale serves as both Chairman of the Board of Directors and President and Chief Executive Officer.  Our Board has determined that this structure is the most effective leadership structure for the Company at this time. The Board believes that Mr. Dhadphale is the director best situated to identify strategic opportunities and focus the activities of the Board due to his commitment to the business and his company-specific experience.  The Board also believes that the combined roles held by Mr. Dhadphale promote effective execution of strategic imperatives and facilitates information flow between management and the Board.

Director Independence

The Board has determined that our current directors Messrs. Bennani, Savarino and Siegel, who have been nominated for election at the Annual Meeting, satisfy the current “independent director” standards established by the rules of The Nasdaq Stock Market, Inc.  There are no family relationships among any of our directors or executive officers.  Mr. Dhadphale, our Chairman of the Board, is not an “independent director” as he is our President and Chief Executive Officer.

Board Attendance

In 2013, our Board held 17 board meetings.  All directors attended at least 75% of the aggregate number of Board meetings held and meetings held by all committees of the Board on which the director served.

Executive Sessions

Executive sessions of our independent directors are held periodically as necessary.  The Board’s policy is to hold executive sessions without the presence of management.

Board Committees

Our Board has two standing committees:  the Audit Committee and the Compensation Committee.  From time to time, our Board may also appoint committees for special purposes.

Audit Committee. Our Audit Committee consists of Youssef Bennani (Chair), Joseph Savarino and Ambassador Siegel. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangement and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm.  Our Board has determined that the member of the Audit Committee meets the independence requirements of the SEC.  Our Board has also determined that Youssef Bennani qualifies as an “audit committee financial expert,” as defined in SEC rules.  Mr. Bennani, on behalf of the Audit Committee, met with the Company’s independent auditors three times in 2013 on a formal basis in addition to a number of informal meetings throughout the year.

Compensation Committee.  Our Compensation Committee consists of Joseph Savarino (Chair), Youssef Bennani and Ambassador Siegel. The function of the Compensation Committee is to recommend to the full Board of Directors the compensation to be offered to our executive officers and the compensation to be offered to our directors. The Compensation Committee also administers our 2009 Incentive Compensation Plan and approves grants of stock options and restricted stock under that plan. The Compensation Committee had six meetings during 2013.

Nominating Committee. The entire Board of Directors acts as a nominating committee and nominates persons to serve as directors of the Company.

Board Oversight of Risk

The Board maintains oversight responsibility for the management of the Company’s risks and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business.

The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.

The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the independent auditors’ qualifications, independence and performance and the Company’s corporate finance matters. The role of the Audit Committee includes receiving, at least annually, a discussion of the major risk exposures identified by senior management, the key strategic plan assumptions considered during the assessment and steps implemented to monitor and mitigate such exposures on an ongoing basis.

Our Compensation Committee is responsible primarily for the design and oversight of the Company’s executive compensation policies, plans and practices. A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its stockholders.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Director Compensation

We compensate non-management directors primarily through stock option or restricted stock grants under our stock option plans.  Based on guidelines stipulated in a study completed by Compensation Strategies, Inc. in October 2013 which analyzed and determined standards for director compensation of companies similar in size, we intend to grant non-management directors options to purchase 100,000 shares upon their initial election to the board, and options to purchase shares having an aggregate exercise price of $75,000 at the time of grant on an annual basis for serving on the board. In 2013, we granted options to each of our non-management directors to purchase 135,000 shares at an exercise price of $0.30 per share, which fully utilized the shares available under our 2009 Incentive Compensation Plan and which was less than the amount the directors would have received if we had sufficient shares available at the time of such grant.  Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they may serve.

Director Compensation Table

The table below summarizes the compensation we paid to non-management directors for the fiscal year ended December 31, 2013:

Name	Option Awards ($) (4)	All Other Compensation ($) (5)	Total ($)

Joseph Savarino (1)	$29,740	$0	$29,740
Youssef Bennani (1)	29,740	12,000	41,740
John C. Backus (2)	0	0	0
Matthew Stecker (2)	0	0	0
Ambassador Ned L. Siegel (1)(3)	139,340	0	139,340
______________________
(1)
In connection with his annual service on our Board, on November 30, 2013 we granted options to purchase 135,000 shares of our common stock at an exercise price of $.30 per share to each of Messrs. Savarino, Bennani and Siegel, and with a term of ten years.  The options were fully vested on the date of grant.   At December 31, 2013, Messrs. Savarino, Bennani and Siegel held options to purchase 315,000, 180,000 and 235,000 shares of common stock, respectively.

(2)	Mr. Backus resigned as a director in April 2013, and Mr. Stecker was not re-elected as a director at the 2013 annual meeting.
(3)
Ambassador Siegel was appointed as a director on June 19, 2013, at which time we granted options to him to purchase 100,000 shares of common stock at an exercise price of $1.45 per share, with a term of 10 years. One-third of the options vested on June 19, 2014, and an additional one-third will vest on each of June 19, 2015 and June 19, 2016.

(4)	The amounts in the “Option Awards” column reflect the dollar aggregate grant date fair value computed in accordance with ASC Topic 718.
(5)	Mr. Bennani was paid $12,000 for general financial and business consulting.

Director Attendance at Annual Meeting

The Annual Meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting.  We encourage our directors to attend our Annual Meeting.

Identification and Evaluation of Director Nominees

The Certificate of Designations for our Series B preferred stock provides that for so long as any shares of such preferred stock are outstanding, the Board shall consist of five members, with the holders of the Series B preferred stock, voting as a separate class, entitled to elect one member. The Board is responsible for identifying and selecting potential candidates for the remaining four seats on our Board.  Our Board reviews the credentials of proposed members of the Board, either in connection with filling vacancies or the election of directors at each meeting of stockholders.  The Board uses a variety of methods for identifying and evaluating director nominees.  The Board plans to regularly assess the composition of the Board, the needs of the Board and the respective Board committees, and the qualifications of candidates in light of these needs.  Candidates may come to the attention of the Board through stockholders, management, current members of the Board, or search firms.  The evaluation of these candidates may be based solely upon information provided to the Board or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Board deems appropriate, including the use of third parties to review candidates.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide relevant experience, knowledge and abilities that will allow our Board and its committees to fulfill their respective responsibilities.  In addition, the Board will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests.  The Board does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective director nominees.

We believe that each of the Board’s nominees are individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge.  In addition, each of our director nominees has a strong professional reputation and has shown a dedication to his or her profession and community.  We also believe that our director nominees’ diversity of backgrounds and experiences, which include business, finance, technology, healthcare and executive management, results in different perspectives, ideas and viewpoints, which make our Board more effective in carrying out its duties.

The Board believes that each of its director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competence in areas of importance to our Company.  Under “Proposal One – Election of Directors,” we provide an overview of the principal occupation and business experience of each of our director nominees, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Nominees

In nominating candidates for election as a director, the Board will consider candidates recommended by stockholders who satisfy the notice, information and consent provisions set forth in our Amended and Restated Bylaws.  Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, at HealthWarehouse.com, 7107 Industrial Road, Florence, Kentucky 41042.  The Board will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.  A copy of our Amended and Restated Bylaws may be obtained by any stockholder upon request to our Corporate Secretary or through the SEC’s website at www.sec.gov.

Communications with Directors

The Board desires that the views of stockholders will be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis.  Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at 7107 Industrial Road, Florence, Kentucky 41042, Attention: Corporate Secretary.  Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our examination of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2013, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the following exceptions: (a) Wayne Corona, who beneficially owns in excess of 10% of our common stock, did not file his initial statement of beneficial ownership in a timely manner, and (b) Ambassador Siegel, who is a director of the Company, did not file his initial statement of beneficial ownership in a timely manner.

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board of Directors

Our Amended and Restated Certificate of Incorporation provides that each director shall be elected at each annual meeting of stockholders for a term of one year. Our Board currently consists of the following four directors: Lalit Dhadphale, Youssef Bennani, Joseph Savarino and Ambassador Ned L. Siegel, each of whose terms expire at this meeting.

The total number of directors eligible to be elected at the 2014 Annual Meeting is four (4), with the directors to be elected by a plurality of the votes cast by holders of shares of our common stock and our Series B and Series C preferred stock, voting together as a single class.  With respect to the foregoing vote, the common stock and the Series C preferred stock is entitled to one vote per share, and the Series B preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B preferred stock could be converted immediately after the close of business on the record date fixed for the Annual Meeting.  In addition, under the Certificate of Designation designating the rights and privileges of the Company’s Series B preferred stock, the holders of the Company’s Series B preferred stock have the right to designate or elect one of the Company’s directors (the “Series B Director”).  As a result, one (1) director may be nominated and elected by the holders of the Series B preferred stock, voting as a separate series, if a Series B Director is properly nominated by such holders in connection with the Annual Meeting.  No Series B Director was properly nominated by the Series B preferred stockholders in connection with the Annual Meeting.

Director Nominees

The Board, serving as a nominating committee, nominated the following four people, all of whom are current directors, for election as directors: (i) Lalit Dhadphale, (ii) Youssef Bennani, (iii) Joseph Savarino and (iv) Ambassador Ned L. Siegel.  If elected, these nominees will hold office as directors until our 2015 Annual Meeting and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

No Series B Director was nominated by the Series B preferred stockholders in connection with the Annual Meeting. Therefore, no director nominee of the Series B preferred stockholders is included in this Proxy Statement.  The Series B Preferred Stockholders are entitled to elect a Series B Director at each meeting or pursuant to written consent of the Company’s Series B preferred stockholders for the election of directors.

Biographical Information of Directors and Director Nominees

The names of each member of the Board and nominee for director, where indicated, their ages as of July 1, 2014, length of service on the Board and certain biographical information is as follows:

Lalit Dhadphale. Mr. Dhadphale, age 42, co-founded HealthWarehouse.com in August 2007 and launched the Company's prescription drug business in 2008. He has been President and CEO of the Company since its inception and has served as Chairman of the Board of Directors since May 2009. Earlier in his career, Lalit co-founded Zengine, Inc. serving as Vice President of Product Development, Chief International Officer and later as Chief Operating Officer of Zengine, Inc. from founding in 1999 through its sale in 2002. Under his day-to-day leadership, Zengine grew from start-up to $30+ million in annualized sales, achieving profitability in its second quarter as a public company in the first quarter of 2001. Prior to co-founding Zengine, Mr. Dhadphale was a co-founder of Excite Japan, where he was involved with product development, internationalization and localization of web sites and Internet products. He produced the launch of both Excite Japan and Netscape Netcenter Japan. Prior thereto, Mr. Dhadphale was International Business Development Manager for CNET, securing relationships throughout Asia and the Pacific Rim. Mr. Dhadphale received his BA degree from the University of Michigan, Ann Arbor in Japanese Language & Literature and Asian Studies.  Mr. Dhadphale brings to the board his executive experience in product development, web site design and internet products.

Youssef Bennani. Mr. Bennani, age 48, has served as one of our directors since November 11, 2009 and is Chair of the Audit Committee.  Through January 30, 2012, Mr. Bennani was a Senior Managing Director in Kaufman Bros., L.P.’s Investment Banking department which he joined in 1995.  His responsibilities ranged from public and private financing transactions to general financial advisory for mergers and acquisitions, restructuring, acquisition financing and recapitalization.  Prior to joining Kaufman Bros., L.P., Mr. Bennani was an investment banker at Barington Capital, L.P., where his primary industry focus was technology. Mr. Bennani received his MBA in international finance from New York University’s Stern School of Business. He also received his Masters in computer science as well as a BS in mathematics and physics from the University of Pierre and Marie Curie in Paris.  In addition to his international and investment banking experiences, Mr. Bennani brings a depth of knowledge of finance that permits him to qualify as the “financial expert” on the Board of Directors.

Joseph Savarino. Mr. Savarino, age 44, has served as one of our directors since December 22, 2010.  Since June 2010, Mr. Savarino has been a director of Carpeturn.com, Inc., a company he co-founded and which provides flooring materials and services to the multi-family housing industry, where customers have online and mobile access to schedule installations, manage budgets and track apartment histories. Mr. Savarino was engaged in select internet and e-commerce consulting projects from 2002 through June 2010, and has prior experience in management, sales, business development and market research. Mr. Savarino was the President and Chief Executive Officer of Zengine, Inc. from 1998 until its sale in 2002.  Zengine was a public company that provided sell-side e-commerce software and services to customers in the United States and Japan.  As a co-founder and director of Zengine and Carpeturn.com, Mr. Savarino provides the Board with entrepreneurial background and e-commerce experience.

Ambassador Ned L. Siegel. Ambassador Siegel, age 62, has served as one of our directors since June 14, 2013.  Ambassador Siegel has been the President of the Siegel Group, Inc. since September 1997. He also served as a Managing Member of the Siegel Consulting Group, LLC from November 2009 through June 2013. He served as the Ambassador of the United States of America to the Commonwealth of The Bahamas from October 2007 to January 2009.  During his fifteen month tenure as Ambassador, he served as Chief of Mission responsible for all operations of Embassy Nassau and was presented with the United States Coast Guard Meritorious Public Service Award.  He also served with Ambassador John R. Bolton at the United Nations in New York as Senior Advisor to the U.S. Mission and Representative of the United States to the 61st Session of the United Nations General Assembly from September 2006 – January 2007.  From January 2003 to October 2007, Ambassador Siegel was a Member of the Board of Directors of the Overseas Private Investment Corporation.  He served as Vice Chairman and a director of Alternative Fuels Americas, from January 5, 2011 until December 1, 2012.  He has been a director of PositiveID Corporation since February 2, 2011.  He has served as a director of Medbox, Inc. since April 10, 2014, a director of Viscount Systems, Inc. since April 23, 2014 and of VeriTeQ Corporation since June 19, 2014. Ambassador Siegel received a bachelor of arts degree from the University of Connecticut in 1973 and a Juris Doctorate from the Dickinson School of Law in 1976.  Ambassador Siegel brings to the board extensive experience and contacts with government agencies.

The above information regarding the business experience of our director nominees is as of July 1, 2014.  In addition to the information regarding our director nominees and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards.  We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.  Our Board believes that re-electing four of our incumbent directors helps to promote stability and continuity.  Our Board expects that each of its director nominees will continue to make substantial contributions to the Company by virtue of his familiarity with, and insight into, the Company’s business and affairs accumulated during their tenure.

All of the Board’s nominees have indicated a willingness to continue serving as directors if elected, and the Company has no reason to believe that any nominee will be unavailable to serve.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve if elected.  If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other persons the Board may nominate.

Director Independence

The Board has determined that all of our director nominees, except for Lalit Dhadphale, our President and Chief Executive Officer, satisfy the current “independent director” standards established by the rules of The Nasdaq Stock Market, Inc.

Family Relationships

There are no family relationships between any of our officers and directors.

Vote Required and Board Recommendations

The directors will be elected by a plurality of the votes, which means the four (4) nominees who receive the greatest number of FOR votes will be elected.  If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.  Stockholders have no right to cumulate votes in the election of directors.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned four (4) nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card.  If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

The Board of Directors recommends that the stockholders vote “FOR” each of the nominees listed above (Item 1 on the enclosed proxy card).

PROPOSAL TWO—NON-BINDING ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background

The Compensation Committee of the Board of Directors has the responsibility for evaluating and authorizing the compensation payable to our executive officers.  The goal of our executive compensation program is to attract and retain qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.

Due to our limited resources, we currently only have one named executive officer: Lalit Dhadphale, our President and Chief Executive Officer. This executive has agreed to below market compensation in order to conserve the Company’s resources to support its development activities.

Objectives of our Executive Compensation Program

Our Compensation program for our executive officers is designed to achieve the following objectives:

●       attract, engage and retain talented and highly experienced executive officers;
●       motivate and reward executive officers whose knowledge, skills and performance contribute to oursuccess;
●       encourage and inspire our executive officers to achieve key corporate strategic objectives and long-term goals; and
●       align the interests of our executives and stockholders by motivating executive officers to increase stockholder value.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary and long-term equity awards in the form of stock options.

Base Salary

The Compensation Committee reviews the base salaries of our named executive officers at least annually.  The annual base salaries of our named executive officers are reflected in the Summary Compensation Table.  Due to our resource restrictions, our existing executive officer is currently being paid a below market salary.  In addition, Mr. Dhadphale has chosen not to receive his base salary from January 1, 2013 to April 30, 2014. On April 28, 2014, the Compensation Committee approved the payment of an annual salary of $150,000 to Mr. Dhadphale, effective May 1, 2014.

Long-Term Incentive Awards

The Compensation Committee favors long-term equity awards in the form of stock options.  Our long-term equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

Vote Required and Board Recommendations

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, of the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.

We believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.  We believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, our Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

The Board is asking you to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders of HealthWarehouse.com, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in this proxy statement, including the compensation tables and related narrative discussion.”

Vote Required for Approval

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee.  However, our Board of Directors and Compensation Committee value the opinions of our stockholders.  To the extent that there is any significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns and will evaluate what actions, if any, may be appropriate to address those concerns.

The Board of Directors recommends that the stockholders vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Item 2 on the enclosed proxy card).

PROPOSAL THREE - TO APPROVE THE 2014 EQUITY INCENTIVE PLAN

In recent years, we have emphasized the grant of stock options at market rate exercise prices as a means of providing long-term incentive compensation to, and encouraging a long-term commitment by, our directors and employees.  These grants have been made pursuant to the 2009 Incentive Compensation Plan (the “2009 Equity Plan”).  As of August 25, 2014, 96,022 shares of common stock remained available for grant pursuant to the 2009 Equity Plan.

We believe that stock options and other stock compensation have enhanced our ability to provide compensation to our directors and employees.  Because of the limited number of shares available under the 2009 Equity Plan for future grants, our board of directors unanimously adopted the 2014 Equity Incentive Plan (the “2014 Equity Plan”) on August 28, 2014, subject to stockholder approval at the annual meeting.

Our board of directors unanimously recommends that stockholders approve the 2014 Equity Plan.  A total of 6,000,000 shares of common stock will be authorized and available for issuance pursuant to awards granted under the 2014 Equity Plan, assuming that Proposal No. 4 below is approved to increase the authorized number of shares of common stock that may be issued. If Proposal No. 4 is not approved, we will need to find other sources to fund grants under the 2014 Equity Plan, including shares purchased in the open market from time to time.  Because we do not expect to have the ability to purchase shares in the open market in the foreseeable future, our ability to make grants under the 2014 Equity Plan will be significantly restricted if our stockholders approve the 2014 Equity Plan but do not approve Proposal No. 4.  The number of shares to be reserved under the 2014 Equity Plan represents approximately 10% of our outstanding shares of common stock on a fully diluted basis, assuming full conversion of outstanding preferred stock and exercise of outstanding options and warrants.  As discussed in more detail below, the 2014 Equity Plan permits the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance awards to employees, consultants and non-employee directors.

The following brief description of the material features of the 2014 Equity Incentive Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Annex A.

Highlights of the 2014 Equity Plan

The 2014 Equity Plan contains a number of provisions which we believe are consistent with the interests of stockholders and sound corporate governance practices.  These include:

●
No Stock Option Repricings.  The 2014 Equity Plan prohibits the repricing of stock options without the approval of our stockholders.  This provision applies to both direct repricings - lowering the exercise price of a stock option - and indirect repricings - canceling an outstanding stock option and granting a replacement stock option with a lower exercise price.

●
Limitation on Shares Issued for Non-Performance Based Restricted Stock Awards or Restricted Stock Units.  Under the 2014 Equity Plan, no more than 1,200,000 shares of common stock (which is equal to 20% of the total number of shares reserved for issuance under the plan) may be awarded in the form of restricted stock or restricted stock units which are not subject to the achievement of a performance target or targets.  The 2014 Equity Plan thus emphasizes the grant of stock options, performance awards and stock appreciation rights. While we have predominately granted stock options to our directors and employees under our prior stock compensation plans, we expect to place a heavier emphasis on performance awards in the future.

●
No Discount Stock Options.  The 2014 Equity Plan prohibits the grant of a stock option with a per share exercise price which is less than the fair market value of a share of common stock on the date the stock option is granted.  Similarly, stock appreciation rights must have a per share exercise price which is at least equal to the fair market value of a share of common stock on the date the award is granted.

●
Minimum Three-Year Vesting Period for Restricted Stock and Other Stock-Based Awards.  Under the 2014 Equity Plan, the minimum vesting period for restricted stock, restricted stock units and other stock-based awards which are not earned based on the Company’s achievement of specified performance goals or provided in lieu of base salary or annual bonus is three years (i.e., vesting no faster than one-third per year), subject to exceptions for disability, death or a change in control.

●
No “Evergreen” Provision.  The 2014 Equity Plan provides for a fixed number of shares available under the plan, subject to adjustment based on certain standard anti-dilution provisions.  As a result, stockholder approval will be required in the future for any increase in the number of shares available under the plan, other than adjustments based on the anti-dilution provisions.

Administration of the 2014 Equity Plan

The 2014 Equity Plan will be administered by the Compensation Committee of our board of directors, which shall be composed of not less than two directors, each of whom shall be:

●	a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as from time to time amended, and

●	to the extent necessary to comply with any applicable listing or quotation requirements relating to our common stock, an “independent” director within the meaning of such requirements.

The Committee has, among other powers, the power to interpret and administer the 2014 Equity Plan and any instrument or agreement relating thereto, as well as to establish, amend, suspend or waive such rules and regulations as it shall deem appropriate in connection with its administration of the 2014 Equity Plan.

The Committee has the discretion to determine the number and type of awards to be awarded to any participant, subject to the following limitations:

●
in no event shall a participant receive an award or awards under the 2014 Equity Plan during any one calendar year covering in the aggregate more than 1,500,000 shares of common stock (whether such award or awards may be settled in shares of common stock, cash or any combination thereof); and

●
in no event shall there be granted during the term of the 2014 Equity Plan restricted stock or restricted stock units which are not subject to the achievement of a performance target or targets covering more than an aggregate of 1,200,000 shares of common stock.

Types of Awards Which May Be Granted Under the 2014 Equity Plan

Stock Options.  The Committee may grant stock options under the 2014 Equity Plan to purchase common stock, including options which are intended to qualify as incentive stock options under the Internal Revenue Code and options which are not intended to so qualify, or nonqualified options.  The purchase price of a share of common stock under each type of option shall not be less than the fair market value of a share of common stock on the date the option is granted.  Options shall be exercisable in accordance with the terms established by the Committee, provided that options may not have a term which exceeds ten years.  The full purchase price of each share of common stock purchased upon the exercise of any option shall be paid at the time of exercise of the option.  Such payment may be made (i) in cash or its equivalent, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, (iii) at the discretion of the board or the Committee, by delivering shares of common stock (including shares acquired pursuant to the exercise of an option) equal in fair market value to the purchase price of the shares to be acquired pursuant to the option, (iv) at the discretion of the board or the Committee, by withholding some of the shares of common stock which are being purchased upon exercise of an option, or (v) any combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of shares tendered to the Company is at least equal to such exercise price.

Stock Appreciation Rights.  The Committee may grant under the 2014 Equity Plan a stock appreciation right in connection with all or any portion of a contemporaneously granted option or independent of any option grant.  Stock appreciation rights shall be exercisable in accordance with the terms established by the Committee.  A stock appreciation right entitles the participant to receive the amount by which the fair market value of a specified number of shares of common stock on the exercise date exceeds an exercise price established by the Committee, which shall not be less than 100% of the fair market value of the common stock at the time the stock appreciation right is granted.  Such excess amount shall be payable in common stock, in cash, or in a combination thereof, as determined by the Committee.

Restricted Stock and Restricted Stock Units.  The Committee may grant under the 2014 Equity Plan shares of restricted stock, which are shares of common stock which are subject to a substantial risk of forfeiture due to a restriction based on continued employment or the occurrence of other events, as determined by the Committee, and restricted stock units, which are similarly subject to a substantial risk of forfeiture and may be settled either by the delivery of one share of common stock for each restricted stock unit or in cash in an amount equal to the fair market value of one share of common stock for each restricted stock unit, as determined by the Committee.  Any such awards shall be subject to such conditions and have such terms as may be determined by the Committee, provided that restricted stock and restricted stock units which have not been granted in lieu of base salary or bonuses or which have a restriction based on completion of a specified period of service with the Company without the Company’s achievement of a performance goal determined by the Committee shall have a minimum vesting period of three years from the date of grant (i.e., vesting no faster than one-third per year), except in the event of a change in control of the Company and, in the sole discretion of the Committee, in the event of the participant’s death or disability. Except as otherwise provided in the applicable award agreement, a participant shall have all of the rights of a stockholder with respect to the shares covered by the restricted stock award, and a participant shall have none of the rights of a stockholder with respect to restricted stock units until such time as shares are paid in settlement of the restricted stock units.  Unless otherwise provided in the applicable award agreement, shares covered by restricted stock awards will be entitled to full dividend rights and any dividends paid will be paid or distributed to the holder at such time as the underlying shares become vested and earned by the participant.

Other Stock-Based Awards.  The Committee may grant under the 2014 Equity Plan any other stock-based award, which is any award of shares of common stock or other award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock which is not described above and is deemed by the Committee to be consistent with the purposes of the 2014 Equity Plan.  The Committee shall determine the terms and conditions of any other stock-based award and whether such awards shall be paid in cash, shares of common stock or in a combination thereof, provided that an other stock-based award which is not granted in lieu of base salary or bonuses or which is not subject to the Company’s achievement of a performance goal determined by the Committee shall have a minimum vesting period of three years from the date of grant (i.e., vesting no faster than one-third per year), except in the event of a change in control of the Company and, in the sole discretion of the Committee, in the event of the participant’s death or disability.

Performance Awards.  Under the 2014 Equity Plan, the Committee shall have sole and complete authority to determine the extent to which an award of stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards shall be subject to the achievement of one or more performance goals over one or more performance periods.  For awards intended to result in deductible “qualified performance-based compensation,” any such performance goal and performance period shall be determined by the Committee within the time prescribed by Section 162(m) of the Internal Revenue Code and the regulations thereunder in order for the performance goal to be considered “pre-established” for this purpose.

Subject to the terms of the 2014 Equity Plan, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award.

Each performance award shall be earned, vested and payable only upon the achievement of performance goals established by the Committee based upon one or more of the criteria set forth in the plan, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide at the time of grant in the applicable award agreement that achievement of such performance goals will be waived (with the performance award deemed earned) in whole or in part or will be deemed to have been satisfied at a specified level, that the performance period shall be shortened, and/or that the payment under the performance award shall be pro-rated to reflect the reduced performance period upon the termination of employment of a participant by reason of death or disability, or the occurrence of a change in control of the Company. Performance awards may be paid in a lump sum or in installments following the close of the performance period, provided that no full and/or partial payment of a performance award granted hereunder may be made to a covered employee until the Committee has certified in writing the attainment by the Company of the applicable performance target or performance targets over the applicable performance period or performance periods.

The Committee shall utilize objective criteria to establish corporate performance goals with respect to an award to a covered employee for purposes of Section 162(m) of the Internal Revenue Code based on one or more of the following measures if the award is intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code:

•   net income;
•   net income before taxes;
•   operating earnings;
•   cash earnings;
•   operating cash earnings;
•   cash flows;
•   financial return ratios, including, but not limited to, return on average assets, return on tangible total assets, return on average stockholders’ equity, return on average tangible stockholders’ equity and average stockholders’ equity to average total assets;
•   total stockholder return;
•   earnings per share;
•   operating earnings per share;
•   cash earnings per share;
•   other balance sheet or income statement items;
•   stock price;
•   market share; or
•   project completion.

Approval of the 2014 Equity Plan by the stockholders of the Company also will constitute approval of the foregoing measures for purposes of Section 162(m) of the Code.  Performance goals with respect to participants who are not covered employees for purposes of Section 162(m) also may be based on any other objective performance goals as may be established by the Committee for a performance period.

Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance goals.  A performance goal may include or exclude items that measure specific objectives, such as the cumulative effect of changes in generally accepted accounting principles, losses resulting from discontinued operations, securities gains and losses, restructuring, merger-related and other nonrecurring costs, amortization of goodwill and other intangible assets, extraordinary gains or losses and any unusual, nonrecurring gain or loss that is separately quantified in the Company’s financial statements.  Any performance goal expressed on a per-share basis shall, in case of a recapitalization, stock dividend, stock split or reverse stock split affecting the number of outstanding shares, be mathematically adjusted by the Committee so that the change in outstanding shares does not cause a substantive change in the relevant goal.  The Committee may adjust performance goals for any other objective events or occurrences which occur during a performance period, including, but not limited to, acquisitions by the Company and changes in applicable tax laws or accounting principles, provided that the Committee shall not have the discretion to increase the amount of a performance award that would otherwise be due upon attainment of a performance target or performance targets to any participant who is a covered employee except to the extent permitted under Section 162(m) of the Internal Revenue Code and the regulations thereunder or any successors thereto.

Section 162(m) of the Internal Revenue Code precludes a publicly-held corporation from claiming a compensation deduction for compensation in excess of $1.0 million paid to the chief executive officer or any of the four most highly compensated officers other than the chief executive officer.  This limitation does not apply, however, to “qualified performance-based compensation.”  Because stock options and stock appreciation rights granted under the 2014 Equity Plan must have a per share exercise price at least equal to the fair market value of a share of common stock on the date of grant and because the 2014 Equity Plan limits the number of shares that may be the subject of awards granted to any participant during any calendar year, compensation from the exercise of stock options and stock appreciation rights should be treated as “qualified performance-based compensation” for purposes of Section 162(m).

Award Agreements and Certain Award Terms

Each award will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award.  Upon a change in control of the Company, as defined in the 2014 Equity Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted.  Awards may not be assigned, pledged, sold or otherwise transferred or encumbered, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, an award may be transferable under the 2014 Equity Plan to the extent determined by the Committee and set forth in the applicable award agreement if such award agreement provisions do not disqualify such award for exemption under Rule 16b-3, if such award is not intended to qualify for exemption under Rule 16b-3 or, with respect to awards which are incentive stock options, if such provisions do not prevent the incentive stock options from qualifying as such under applicable laws and regulations.

Eligible Participants

Under the 2014 Equity Plan, any employee, officer, consultant or non-employee director of the Company or the Company’s affiliates may be designated by the Committee as a participant and receive awards thereunder.  Non-employee directors are not eligible to receive awards of incentive stock options under the plan.  As of August 25, 2014, the Company had approximately 34 officers and employees and three non-employee directors eligible to participate in the 2014 Equity Plan.

Shares Reserved Under the 2014 Equity Plan

The number of shares of common stock that may be issued pursuant to the 2014 Equity Plan is 6,000,000, which represents approximately 12% of the outstanding common stock on a fully diluted basis, assuming full conversion of outstanding preferred stock and exercise of outstanding options and warrants.

None of the shares shall be the subject of more than one award at any time, but if an award is cancelled or forfeited or if an award terminates, expires or lapses for any reason, then any unissued or forfeited shares subject to the award shall again become available for grant under the 2014 Equity Plan as if no awards had been previously granted with respect to such shares. Shares withheld from an award or delivered by a participant to satisfy minimum tax withholding requirements or to pay the exercise price of stock options or stock appreciation rights will not be available for future grants of awards under the plan.

The total number of shares of common stock that may be issued pursuant to the 2014 Equity Plan is subject to adjustment by the Committee in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding common stock effected without receipt or payment of consideration by the Company.  The shares issuable under the 2014 Equity Plan may be from either authorized but previously unissued shares of common stock (assuming Proposal No. 4 below is approved) or from reacquired shares of common stock, including shares purchased by the Company on the open market or in private transactions and held as treasury shares.

Effective Date

The effective date of the 2014 Equity Plan is August 28, 2014, which is the date the board of directors approved the plan.  However, no awards may be granted under the 2014 Equity Plan prior to the receipt of stockholder approval of the plan.  The 2014 Equity Plan shall remain in effect until the earlier of the date that no additional shares of common stock are available for issuance under the 2014 Equity Plan, the date that the 2014 Equity Plan has been terminated in accordance with its terms or the close of business on the tenth annual anniversary of the effective date of the 2014 Equity Plan.  Termination of the 2014 Equity Plan shall not affect any awards previously granted, and such awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

Amendment and Termination of the 2014 Equity Plan and Awards Thereunder

The board of directors of the Company may amend, alter, suspend, discontinue or terminate the 2014 Equity Plan or any portion thereof at any time, provided that no such action shall be made that would adversely affect the rights of any participant or any holder or beneficiary of any award theretofore granted without the consent of the affected participant, holder or beneficiary, or that without the approval of the stockholders of the Company would:

•
except as provided in the 2014 Equity Plan in connection with adjustments to the outstanding common stock, increase the total number of shares with respect to which awards may be granted under the 2014 Equity Plan;

•	change the employees or class of employees or non-employee directors eligible to participate in the 2014 Equity Plan;

•	reduce the exercise price for options and stock appreciation rights by repricing or replacing such awards; or
•	change the performance goals which may be established for performance awards.

The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted under the 2014 Equity Plan, prospectively or retroactively, provided that any such action that would adversely affect the rights of any participant or any holder or beneficiary of any award theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary.  Moreover, except as provided in the 2014 Equity Plan in connection with adjustments to the outstanding common stock or unusual or nonrecurring events as determined by the Committee, the Committee shall not have the authority to cancel any outstanding option or stock appreciation right and issue a new option or stock appreciation right in its place with a lower exercise price without the approval of the stockholders of the Company.

Awards to be Granted and Recent Market Price

The Company has not made any determination as to the timing or recipients of grants of awards under the 2014 Equity Plan, except as set forth below.  As of September 4, 2014, the fair market value of our common stock was $0.20 per share. Based on guidelines stipulated in a study completed by Compensation Strategies, Inc. in October 2013 which analyzed and determined standards for director compensation of companies similar in size, we intend to grant non-employee directors options to purchase 100,000 shares upon their initial election to the board, and options to purchase shares having an aggregate exercise price of $75,000 at the time of grant on an annual basis for serving on the board.  Based on the fair market value of our common stock on September 4, 2014, this would equate to an option grant of 375,000 shares to each of our three non-employee directors in 2014.

In addition, we propose to grant Ambassador Siegel a stock option for an additional 1,000,000 shares for his efforts in connection with the raising of additional capital in our private placement, the first phase of which was completed in August 2014.

Awards Granted or Available Under Existing Plans

As of August 25, 2014, awards covering 2,031,700 shares of common stock were issued and outstanding under the Company’s existing stock compensation plans and only 603,472 shares of common stock remained available for grant under such plans. On August 27, 2014, we granted additional stock options under our 2009 plan, including options to purchase 115,000 shares to each of our three non-employee directors and options to purchase 250,000 shares to Mr. Dhadphale.  As a result, we currently have less than 10,000 shares available for future grants under our existing stock compensation plans.

Equity Compensation Plan Information

The following table sets forth certain information for all equity compensation plans (other than the proposed 2014 Equity Plan) and individual compensation arrangements (whether with employees or non-employees, such as directors) in effect as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	2,543,150	(1)	$2.37	338,275	(2)

Equity compensation plans not approved by security holders (3)	-		-	--

Total	2,543,150		$2.37	338,275

(Footnotes on following page)

_______________

(1)	Represents all of the outstanding stock options issued under the 2009 Equity Plan, with exercise prices ranging from $0.30 to $6.99 per share.
(2)
Remaining shares available as of December 31, 2013 under our 2009 Equity Plan (including 181,425 shares that remained available on May 15, 2009 under our 2006 plan and that are now available for issuance under our 2009 Equity Plan).

(3)
Excludes warrants issued (1) to investors to purchase 2,042,846 shares of our common stock with exercise prices ranging from $0.25 to $4.95 per share and (2) to lenders to purchase 300,000 shares of our common stock with exercise prices ranging from $4.75 to $4.83 per share.  All outstanding warrants were issued for an initial term of five years.

Discussion of Federal Income Tax Consequences

Set forth below is a summary of certain federal income tax consequences under the Internal Revenue Code relating to awards which may be granted under the 2014 Equity Plan.

Incentive Stock Options.  No taxable income is recognized by the optionee upon the grant or exercise of an incentive stock option that meets the requirements of Section 422 of the Internal Revenue Code.  Non-employee directors are not permitted to receive incentive stock options under the Code. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.  If no disposition of shares issued to an optionee pursuant to the exercise of an incentive stock option is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss realized will be a long-term capital loss, and no deduction will be allowed to the Company for federal income tax purposes.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise over the exercise price of the underlying options, and the Company will be entitled to deduct such amount.  If the shares of common stock acquired upon exercise of an incentive stock option decline in value after the date of exercise, however, the ordinary income recognized by the optionee is limited to the difference between the sales price and the amount paid for the shares.  Any gain realized from the sale of shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Company.

An incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment, except in certain cases where the incentive stock option is exercised after the death or permanent and total disability of the optionee.  If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option will be treated as a nonqualified stock option.

Nonqualified Stock Options.  No taxable income is recognized by the optionee at the time a nonqualified stock option is granted under the 2014 Equity Plan.  Generally, on the date of exercise of a nonqualified stock option, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount.  Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

If the stock received upon exercise of an option or stock appreciation right is subject to a substantial risk of forfeiture, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock.  In general, common stock issued upon exercise of an option or stock appreciation right granted under the 2014 Equity Plan will be transferable and not subject to a risk of forfeiture at the time issued.

Stock Appreciation Rights.  No income will be recognized by a participant in connection with the grant of a stock appreciation right.  When the stock appreciation right is exercised, the participant generally will be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received.  The Company generally will be entitled to a deduction equal to the amount includable as ordinary income by such participant.

Restricted Stock.  A recipient of restricted stock generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock.  However, a recipient who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock.  If the shares subject to such election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election.  The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Internal Revenue Code).  The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock Units.  A participant who is awarded restricted stock units will not recognize income at the time of grant.  When a participant receives payment for restricted stock units in shares of common stock or cash, the fair market value of the shares or the amount of the cash received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company, subject to any applicable limitations under Section 162(m) of the Code.  However, if there is a substantial risk that any shares of common stock used to pay out earned restricted stock units will be forfeited (for example, because the Committee conditions such shares on the performance of future services), the taxable event is deferred until the risk of forfeiture lapses.  In this case, the participant can elect to make an election under Section 83(b) of the Internal Revenue Code, as described above.  The Company can take a deduction for federal income tax purposes at the time the ordinary income is recognized by the participant, subject to any applicable limitations under Section 162(m) of the Code.

Other Stock-Based Awards.  The federal income tax treatment of other stock-based awards which may be granted under the 2014 Equity Plan will depend on the specific terms of such awards.

Performance Awards. A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Deduction Limit for Certain Executive Compensation.  Section 162(m) of the Code generally limits the deduction for certain compensation in excess of $1 million per year paid by a publicly-traded corporation to its chief executive officer and the four other most highly compensated executive officers (“covered executive”).  Certain types of compensation, including compensation based on performance goals, are excluded from the $1 million deduction limitation.  In order for performance-based compensation to qualify for this exception:  (i) it must be paid solely on account of the attainment of one or more pre-established, objective performance goals; (ii) the performance goal must be established by a compensation committee consisting solely of two or more outside directors, as defined; (iii) the material terms under which the compensation is to be paid, including performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the compensation committee must certify that the performance goals and any other material terms were in fact satisfied.

The 2014 Equity Plan has been designed to meet the requirements of Section 162(m) of the Code and, as a result, the Company believes that compensation attributable to performance share awards granted under the 2014 Equity Plan in accordance with the foregoing requirements will be fully deductible under Section 162(m) of the Code.  If the non-excluded compensation of a covered executive exceeds $1 million, however, compensation attributable to other awards, such as restricted stock awards or restricted stock units, may not be fully deductible unless the grant or vesting of the award is contingent on the attainment of a performance goal determined by the Committee meeting specified requirements and disclosed to and approved by the stockholders of the Company.  The Board of Directors believes that the likelihood of any impact on the Company from the deduction limitation contained in Section 162(m) of the Code is remote at this time.

Section 409A of the Code. The 2014 Equity Plan permits the grant of various types of incentive awards, which may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2014 Equity Plan and do not have a deferral feature, are generally exempt from the application of Section 409A. Stock units and other stock-based awards generally are subject to Section 409A unless they are designed to satisfy the short-term deferral exemption under such law. If not exempt, such awards will be specially designed or may be amended, or the 2014 Equity Plan may be amended, to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Parachute Payments. The acceleration of the vesting or payment of an award under the 2014 Equity Plan in connection with a change in control of the Company may, depending upon the individual circumstances of the participant, cause certain amounts attributable thereto to be treated as “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.  “Excess parachute payments” are non-deductible by the Company for purposes of the Internal Revenue Code and subject the employee to a 20% federal excise tax thereon in addition to regular income taxes.

Withholding.  The Company or any affiliate is authorized to withhold from any award under the 2014 Equity Plan, from any payment due or transfer made under any award or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of any award, its exercise or any payment or transfer under an award or under the 2014 Equity Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

The above description of tax consequences is necessarily general in nature and does not purport to be complete.  Moreover, statutory provisions are subject to change (in some cases retroactively), as are their interpretations, and their application may vary in individual circumstances (including without limitation in the case of persons who are subject to Section 16 of the Exchange Act and regulations thereunder.)  Finally, the consequences under applicable state and local income tax laws may not be the same as under federal income tax laws.

The Board of Directors unanimously recommends that you vote “FOR” approval of the 2014 Equity Incentive Plan. (Item 3 on the enclosed proxy card).

PROPOSAL FOUR – TO APPROVE AN AMENDMENT TO OUR CERITIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000

Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000.

If the Amendment is approved by our stockholders at the Annual Meeting, we intend to file a Certificate of Amendment with the Secretary of State of Delaware as soon as practicable following the Annual Meeting amending the first paragraph of Article Fourth of our Certificate of Incorporation to read as follows:

“Fourth: This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this Corporation is authorized to issue is 100,000,000, with a par value of $0.001 per share, and the total number of shares of Preferred Stock that this Corporation is authorized to issue is 1,000,000, with a par value of $0.001 per share.  Shares of Common Stock or Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.”

The increase in the authorized number of shares of common stock will be effective upon filing of the Certificate of Amendment with the Secretary of State of Delaware.

Outstanding Shares and Purpose of the Proposal

Our Certificate of Incorporation currently authorizes us to issue a maximum of 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, $0.001 par value per share.  Our issued and outstanding securities, As of August 25, 2014, we had the following shares of common stock issued and outstanding as well as the following securities convertible into or exercisable for shares of common stock:

•	35,237,050 shares of common stock;
•	451,879 shares of Series B preferred stock, convertible into 4,776,361 shares of common stock;
•	Warrants to purchase an aggregate of 7,582,378 shares of common stock, with a weighted average exercise price of $0.31 per share; and
•	Options to purchase 2,031,700 shares of common stock at a weighted average exercise price of $2.40 per share.

Accordingly, we currently are only are able to issue 372,511 new shares of common stock or securities convertible into common stock.  If the 2014 Stock Incentive Plan is approved by stockholders at the Annual Meeting, the Company will need an additional 6,000,000 shares of common stock available to fund awards under the plan.  Further, the Company recently completed an initial phase of a private placement of 8,686,670 shares of common stock and warrants to purchase 4,343,332 shares of common stock, raising $1.2 million of working capital to fund the Company’s operations.  An increase in the number of shares of common stock will allow the Company to raise additional funds in the private placement.

The Board believes that the increase in authorized shares of common stock will provide the Company greater flexibility with respect to the Company’s capital structure, including additional equity financings and stock-based compensation.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, other than in connection with the possible conversion or exercise of securities convertible into or exercisable for common stock as set forth above (each at the option of their respective holders) and except as set forth below, the Board of Directors has no other plans to issue the additional shares of common stock to be authorized by the Amendment. We intend to continue our efforts to sell additional shares of common stock in a private placement to accredited investors, and if Proposal No. 3 above is approved, we intend to reserve newly authorized shares of common stock for issuance pursuant to the 2014 Equity Incentive Plan. It is also possible that some of the newly authorized additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other market on which our securities may then be listed.  These purposes may include establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products.  We presently do not have any plans, arrangements or commitments to issue additional shares of common stock, other than (1) the intent to issue additional shares of common stock and warrants convertible into common stock to accredited investors in a private placement, and (2) pursuant to our 2014 Equity Incentive Plan if Proposal No. 3 above is approved by stockholders.  The number of shares of common stock and warrants convertible into common stock in the private placement will depend upon market conditions and the demand for such securities.  In August 2014, we issued units for a total of 8,686,670 shares of common stock and 4,343,332 warrants to purchase common stock (one warrant for every two shares of common stock) at a price of $0.15 per unit in a private placement, for gross proceeds of $1.3 million.  If Proposal No. 4 is approved, we expect to offer additional units on similar terms, although the price per unit may differ, and with the additional gross proceeds expected to be no more than $700,000.  There can be no assurances that we will be able to raise any additional capital if Proposal No. 4 is approved by stockholders.

We could also use the additional shares of common stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company.  Although the proposal to increase the authorized common stock has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.  However, the Board of Directors has a fiduciary duty to act in the best interests of the Company's stockholders at all times.

Required Vote

Approval of the Amendment requires the receipt of the affirmative vote of holders of a majority of all votes entitled to be cast at the Annual Meeting by holders of the common stock and preferred stock outstanding at the close of business on the voting record date, voting together as a class.

The Board of Directors of the Company recommends that stockholders vote “FOR” approval of the Amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 50,000,000 to 100,000,000 (Item 4 on the enclosed proxy card).

PROPOSAL FIVE—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Marcum LLP as the independent registered public accounting firm to perform the audit of the Company’s financial statements for the year ending December 31, 2014. Marcum LLP has audited the Company’s financial statements since May 2009.

The Board is asking the stockholders to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for 2014. Although not required by law or the Company’s Amended and Restated Bylaws, the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Audit and Non-Audit Services

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent auditor.  The Audit Committee understands the need for Marcum LLP to maintain objectivity and independence in its audits of the Company’s financial statements. The Audit Committee understands that Marcum LLP did not provide any non-audit services in 2013.

The approximate aggregate fees billed or to be billed by Marcum LLP for audit services provided to the Company for the years ended December 31, 2013 and 2012 and billed related to other services provided during 2013 and 2012 were as follows:

Service Category	2013	2012

Audit Fees	$115,930	$218,884
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$115,930	$218,884

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services and reimbursement for out of pocket expenses for the audit of a company’s financial statements, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures

To help ensure the independence of our independent registered public accounting firm, all audit and permitted non-audit services, including the fees and terms thereof, to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee, as a Committee or the Committee may delegate to one or more of its members the authority to grant the required approvals.

Independence Issues

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 3 above.
The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. (Item 5 on the enclosed proxy card).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock and other classes of voting securities as of August 25, 2014 by: (a) each current director; (b) each executive officer; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock and other classes of voting securities.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (3)

5% or Greater Stockholders:

Dr. Bruce Bedrick (4)	5,850,000	15.7%
Cormeg Holdings, Ltd. (5)	4,000,002	10.9%
Wayne Corona (6)	2,770,676	7.9%
Karen Singer (7)	2,863,071	7.7%
Lloyd I. Miller III (8)	2,863,071	7.7%
Janice & Ralph Marra (9)	2,189,798	6.2%
John C. Backus and Todd L. Hixon Group(10)	2,070,396	5.8%

Executive Officers and Directors:
Lalit Dhadphale (11)	3,413,986	9.6%
Youssef Bennani (12)	175,000	*
Joseph Savarino (13)	158,569	*
Ambassador Ned L. Siegel (14)	365,209	1.0%
All executive officers and directors as a group (4 persons)	4,112,764	11.5%
_____________________________
* Less than 1.0%

(1)	The address of each officer and director is c/o HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042.

(2)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person.  Also includes any shares the named person has the right to acquire within 60 days after August 25, 2014 by the exercise of any warrant, stock option, convertible note or other right.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3)
Applicable percentages are based on 35,237,050 shares of common stock outstanding on August 25, 2014, adjusted as required by rules promulgated by the SEC.  Pursuant to SEC rules, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares.  Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares.  Under applicable regulations, a person is deemed to have beneficial ownership of any shares of common stock which may be acquired within 60 days of the calculation date pursuant to the exercise of outstanding stock options or warrants or the conversion of our outstanding preferred stock.  Shares of common stock which may be acquired through exercisable stock options or warrants or the conversion of preferred stock are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group. There were 451,879 shares of Series B preferred stock outstanding on August 25, 2014, which shares are convertible into 4,776,361 shares of common stock, based on a conversion factor of approximately 10.57.  There were 10,000 shares of Series C preferred stock outstanding on August 25, 2014, which shares are not convertible into shares of common stock.

(4)	Consists of 3,900,000 shares of common stock and warrants to purchase an additional 1,950,000 shares of common stock. Dr. Bedrick’s address is 5375 Monterey Circle #32, Delray Beach, Florida 33484.

(5)	Consists of 2,666,668 shares of common stock and warrants to purchase an additional 1,333,334 shares of common stock. Cormeg Holdings’ address is 104 Falcon ridge Drive, Winnipeg MB, Canada R341X6.

(6)
Consists of (i) 2,737,644 shares of common stock owned by Wayne Corona and (ii) 33,032 shares of common stock owned by MKW Partners, LLC (“MKW”). Mr. Corona is the Managing Members MKW and has sole voting and dispositive power with respect to the shares owned by MKW. The information contained in this Note 4 is based in part on the information contained in Schedule 13G Amendment No. 1 filed with the SEC by Mr. Corona on July 29, 2913. The address for Mr. Corona is 2334 Villandry Court, Henderson NV 89074.

(7)
Includes 203,083 shares of Series B preferred stock convertible into 2,146,587 shares of common stock, based on a conversion factor of approximately 10.57.  The securities described above are owned by HWH Lending, LLC, a Delaware limited liability company (“HWH”). HWH owns 42.0% of the Series B preferred stock outstanding as of August 25, 2014. Ms. Singer is the sole trustee of The Singer Children’s Management Trust (the “Trust”).  The Trust is the sole member of HWH.  As the trustee of the Trust, Ms. Singer has sole dispositive and voting power with respect to the securities owned by HWH.  Ms. Singer’s address is 212 Vaccaro Drive, Cresskill, NJ 07626.  The information in this Note 7 is based in part on information contained in the Schedule 13G filed with the SEC by Karen Singer on January 17, 2014.

(8)
Includes 203,083 shares of Series B preferred stock convertible into 2,146,587 shares of common stock, based on a conversation factor approximately 10.57.  The securities described above are owned by Milfam I L.P., a Georgia limited partnership (“Milfam L.P.”). Milfam L.P owns 42.0% of the Series B preferred stock outstanding as of August 25, 2014. Milfam LLC, an Ohio limited liability company (“Milfam LLC”) is the general partner of Milfam L.P.  Mr. Miller is the manager of Milfam LLC.  As the manager of Milfam LLC, Mr. Miller has sole dispositive and voting power with respect to the securities owned by Milfam L.P.  Mr. Miller’s address is 222 Lakeview Avenue, Suite 160-365, West Palm Beach, FL 33401.  The information in this Note 8 is based in part on information contained in the Schedule 13D/A Amendment No. 11 filed with the SEC by Lloyd I. Miller, III on January 17, 2014.

(9)
Consists of (i) 1,939,738 shares of common stock, (ii) 19,604 shares of Series B preferred stock which is convertible into 207,214 shares of common stock, based on a conversion factor of approximately 10.57, and (iii) warrants to purchase 42,846 shares.  Ms. Marra has sole dispositive and voting power with respect to 1,862,049 shares, and shared dispositive and voting power with Ralph Marra with respect to 4,029 shares.  Ralph Marra has sole dispositive and voting power with repect to 446,680 shares, and shared dispositive and voting power with Janice Marra with respect to 4,029 shares.  Excludes 90,000 shares held in Trust for Janice and Ralph Marra’s minor children.  The business address for Ms. and Mr. Marra is 5 Post Road, Rumson, NJ 07760.  The information contained in this Note 9 is based in part on the information contained in Schedule 13G/A Amendment No. 1 filed with the SEC by Ms. and Mr. Marra on February 14, 2014.

(10)
Consists of (i) 1,742,037 shares of common stock and warrants to purchase 257,544 shares of common stock  owned by New Atlantic Venture Fund III, L.P., a Delaware limited partnership (“NAV”), (ii) 67,404 shares of common stock and warrants to purchase 9,568 shares of common stock owned by New Atlantic Entrepreneur Fund III, L.P., a Delaware limited partnership (“NAE”), and (iii) 20,345 shares of common stock and warrants to purchase 2,888 shares of common stock owned by NAV Managers Fund, LLC, a Delaware limited liability company (“NAV Managers”).  In addition, NAV, NAE and NAV Managers own 9,539, 354 and 107 shares, respectively, of our Series C preferred stock, which ownership aggregates 100% of our outstanding Series C preferred stock as of August 25, 2014. Because the Series C preferred stock is not convertible into our common stock, it is not included in the above table. New Atlantic Fund III, LLC, a Delaware limited liability Company (“NAF”), is the general partner of NAV and NAE.  Each of NAV, NAE and NAV Managers have shared voting and dispositive power over the shares owned by such entity.

John C. Backus is a managing member of NAV, NAE and NAF, and is a member of NAV Managers.  As such, Mr. Backus has shared voting and dispositive power over the 1,829,786 shares owned in total by NAV, NAE, and NAV Managers.

Todd L. Hixon is a managing member of NAV, NAE and NAF, and is a member of NAV Managers.  As such, Mr. Hixon has shared voting and dispositive power over the 1,829,786 shares owned in total by NAV, NAE, and NAV Managers.

Scott M. Johnson is a managing member of NAV, NAE and NAF.  As such, Mr. Johnson has shared voting and dispositive power over the 1,809,441 shares owned in total by NAV and NAE.

Thanasis Delistathis is a managing member of NAV, NAE and NAF.  As such, Mr. Delistathis has shared voting and dispositive power over the 1,809,441 shares owned in total by NAV and NAE.

As the general partner of NAV and NAE, NAF has shared voting and dispositive power over the 1,809,441 shares owned in total by NAV and NAE.

The business address for NAV, NAE, NAV Managers, NAF, John C. Backus, Todd C. Hixon, Scott M. Johnson and Thanasis Delistathis is 11911 Freedom Drive, Suite 1080, Reston, VA 20190.

The information in this Note 10 is based in part on the information contained in the Schedule 13D/A Amendment No. 10 filed with the SEC by the John C. Backus and Todd L. Hixon group on January 17, 2014.

(11)
Includes stock options to purchase 250,000 shares of common stock.  Does not include stock options to purchase 250,000 shares of common stock that are not exercisable within 60 days after August 25, 2014.

(12)
Includes stock options to purchase 175,000 shares of common stock.  Does not include stock options to purchase 140,000 shares of common stock that are not exercisable within 60 days after August 25, 2014.

(13)
 Includes stock options to purchase 40,000 shares of common stock.  Does not include stock options to purchase 140,000 shares of common stock that are not exercisable within 60 days after August 25, 2014.

(14)
Includes stock options to purchase 168,333 shares of common stock.  Does not include stock options to purchase 66,667 shares of common stock that are not exercisable within 60 days after August 25, 2014.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of HealthWarehouse.com, Inc. with respect to the Company’s audited financial statements for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K, filed with the SEC on April 15, 2014.  The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of one director, who is an “independent director” as defined in the SEC’s rules relating to the independence standards for members of the Audit Committee.  The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management has the responsibility for the financial statements and the reporting process, including internal control systems.  Our independent registered public accounting firm, Marcum LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Marcum LLP to review the financial statements for the year ended December 31, 2013.  The Audit Committee discussed with Marcum LLP the matters required to be discussed by Public Company Accounting Oversight Board Audit Standard No. 16.  In addition, the Audit Committee met with Marcum LLP, with and without management present, to discuss the overall scope of Marcum LLP’s audit, the results of its examination and the overall quality of the Company’s financial reporting.  The Audit Committee received the written disclosures and letter from Marcum LLP required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Marcum LLP its independence, and satisfied itself as to the independence of Marcum LLP.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Submitted by the following members of the Audit Committee:

AUDIT COMMITTEE

Youssef Bennani, Chair
Joseph Savarino
Ned L. Siegel

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for 2013 and 2012 for our Chief Executive Officer and for our last Chief Financial Officer during the years shown.  Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of 10% of their total annual compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Lalit Dhadphale (2) President and Chief Executive Officer	2013 2012	$0 265,534	$0 83,750	$0 0	$0 0	$0 349,284

Eduardo Altamirano (3) Chief Financial Officer, Treasurer and Secretary	2013 2012	45,000 59,601	0 0	0 1,182,925	0 0	45,000 1,242,526
______________________________________
(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value computed in accordance with ASC Topic 718. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 10 of  the Notes to the Consolidated Financial Statements of the Company included in the Company’s 2013 Annual Report on Form 10-K.

(2)
Mr. Dhadphale ceased receiving a salary beginning January 1, 2013 in order to conserve the Company’s resources to support its development activities. The Company recognized salary expense of $350,000 for Mr. Dhadphale in 2013, which was treated as contributed capital.

(3)	Mr. Altamirano joined the Company in May 2012, was appointed Chief Financial Officer on September 24, 2012 and resigned effective April 15, 2013. All of his stock options expired upon his resignation.

Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The goal of our executive compensation program is to attract and retain qualified individuals and motivate those individuals to perform at the highest professional levels and to contribute to our growth and success.  Due to our limited resources, we currently have only one named executive officer: Lalit Dhadphale, our President, Chief Executive Officer and Chairman of the Board of Directors.  He has agreed to below market compensation and elected not to receive a salary beginning January 1, 2013 in order to conserve the Company’s resources to support its development activities.  Pursuant to the rules of the SEC, we have also included the compensation information for Eduardo Altamirano, our former Chief Financial Officer, who resigned in April 2013.

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary and long-term equity awards in the form of stock options.

Base Salary:  The Compensation Committee or the Board reviews the base salaries of our named executive officers at least annually.  The annual base salary of our named executive officer is reflected in the Summary Compensation Table.  Due to our resource restrictions, our existing executive officer’s base salary is below market and he has elected not to receive his base salary from January 1, 2013 to April 28, 2014. On April 28, 2014, the Compensation Committee approved the payment of an annual salary of $150,000 to Mr. Dhadphale, effective May 1, 2014.

Long-Term Incentive Awards:  The Board has a policy to issue long-term equity awards in the form of stock options.  Our long-term equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

Outstanding Equity Awards at Year-End

The table below sets forth information concerning stock options outstanding at December 31, 2013 for the executive officers named in the Summary Compensation Table.  None of the executive officers shown hold any stock awards at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (1) ($)	Option Expiration Date

Lalit Dhadphale Chief Executive Officer and President	250,000 (2) 250,000 (3) --	-- -- 250,000(4)	2.20 3.03 3.80	5/20/14 10/14/15 8/31/16

Eduardo Altamirano Chief Financial Officer and Treasurer	--	--(5)	--	--
___________________________
(1)	Based upon the fair market value on the day preceding the date of grant.
(2)	This option expired on May 20, 2014 without being exercised.
(3)	Options vested 33⅓% on each of October 14, 2011, October 14, 2012 and October 14, 2013.
(4)
On August 31, 2011, we awarded Mr. Dhadphale a five-year incentive stock option to purchase 250,000 shares of common stock at $3.80 per share. These options vest on the date Mr. Dhadphale personally, by means of a pledge of common stock, secures a proposed economic development loan to the Company from the Commonwealth of Kentucky. The Company currently does not intend to pursue the aforementioned financing. Accordingly, it is not probable that this option will vest and no compensation expense has been recorded.

(5)	Options were scheduled to vest 33⅓% on each of October 15, 2013, October 15, 2014 and October 15, 2015. Mr. Altamirano resigned effective April 15, 2013, and his options were terminated as a result.

Employment Agreements

None of our employees are subject to employment agreements with us.  We intend to enter into an employment agreement with Lalit Dhadphale, our President and Chief Executive Officer, when our financial condition improves.

Severance and Change in Control Arrangements

We do not have any agreements or arrangements providing for payments to any of our officers and directors in the event of a change in control or termination.

CERTAIN RELATIONSHIPS AND RELATED MATTERS

Related Party Transactions

Beginning July 1, 2013, Youssef Bennani, a director of the Company, is paid $3,000 per month and is entitled to expense reimbursements as compensation for serving on the Company’s Board committees. Mr. Bennani served on an Independent Committee starting in July 2013 and concluding in November 2013. As a result, Mr. Bennani earned $12,000 during the year ended December 31, 2013. During 2012, Mr. Bennani provided general, financial and business consulting services. As a result, he earned $93,800 related to these services during the year ended December 31, 2012. During the years ended December 31, 2013 and 2012, the director was paid $0 and $93,800, respectively, for consulting services.

Between June 2009 and April 2012, a former employee who is the son of the managing member of a limited liability company that previously beneficially owned approximately 12% of the Company’s common stock received advances from the Company in various forms. As of December 31, 2012, the balance of these advances totaled $391,469 including interest, and the outstanding balance of these advances was $156,469. The Company also provided fulfillment services at no charge to a business partly owned by a member of his household. The Company’s Board of Directors determined that not all of these advances were approved in accordance with the Company’s policy on related party transactions, documented appropriately or recorded correctly in the Company’s accounting system. As a result, the Company was not able to monitor the outstanding amount of these advances on a continuous basis. In April 2012, this employee voluntarily resigned from the Company.  Principal repayments towards the outstanding advances aggregating $235,000 were made through December 31, 2013. The individual agreed to repay the remaining balance with interest based on primate rate on the first business day of the calendar quarter. Previously included in accounts receivable, the outstanding amount was reclassified under Stockholders’ Deficiency as the Company determined to exercise its rights associated with a pledge agreement for 42,860 shares of common stock. As of December 31, 2013 and 2012, the Company estimated the value of the collateral at $9,001 and $18,858, respectively.

From March 2011 to April 2013, the wife of John Backus, a former director of the Company, served as the agent for the Company's D&O insurance. During the years ended December 31, 2013 and 2012, the Company recorded insurance premium expense of $24,329 and $47,930, respectively.

The Company intends to adopt a more robust formal written policy on related party transactions as part of the Board’s plan to remediate the weaknesses in our internal controls and improve the quality of our policies and procedures. Although formal procedures for the review, approval or ratification of transactions with related persons have not been adopted, the Company adheres to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. The Company’s Audit Committee will review and discuss with management potential transactions with related parties. Related party transactions requiring Audit Committee approval include transactions that are significant in size and transactions that involve terms or aspects that differ from those which would be entered into between independent parties.

Compensation Committee Interlocks and Insider Participation

During 2013 and through the date of this Proxy Statement, none of the members of our Compensation Committee was or is an officer or employee of the Company, had or has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

Communications with the Board of Directors

Stockholders are invited to communicate to the Board or its committees by writing to: HealthWarehouse.com, Inc., Chairman of the Board of Directors or the Chair of a Board committee, 7107 Industrial Road, Florence, Kentucky, 41042. All such stockholder communications will be forwarded to the specific director or directors to whom the communications are addressed.

OTHER MATTERS

Solicitation of Proxies; Expenses

The cost of solicitation of proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act must be directed to the Corporate Secretary, HealthWarehouse.com, Inc., 7107 Industrial Road, Florence, Kentucky 41042 and must be received by April __, 2015.  In order for proposals of stockholders made outside of Rule 14a-8 promulgated under the Exchange Act to be considered “timely” for consideration at the 2015 annual meeting under our Amended and Restated Bylaws, such proposals must be received by the Corporate Secretary at the above address by June __, 2015 and must comply with the informational requirements of our Amended and Restated Bylaws.  However, in the event that the 2015 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2014 Annual Meeting, notice for a shareholder proposal under Rule 14a-8 must be received a reasonable time before the Company begins to print and send its proxy materials for the 2015 annual meeting.  Shareholder proposals for consideration at the 2015 annual meeting submitted outside of Rule 14a-8 under the Company’s Amended and Restated Bylaws must be received not later than the close of business on the later of (i) the 90th day before the 2015 annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

ANNUAL REPORTS

Our Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2013 (without exhibits), accompanies this proxy statement.  The Annual Report to Stockholders is not a part of this proxy statement.

OTHER BUSINESS

We are not aware of any other matter to be acted upon at the Annual Meeting other than the matters described above in this Proxy Statement.  If any other matter or matters are properly brought before the Annual Meeting or any postponement or adjournment thereof, each properly executed proxy card will be voted in the discretion of the proxies named therein. The proxies will use their discretion to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Lalit Dhadphale Lalit Dhadphale President and Chief Executive Officer and Principal Financial Officer

Florence, Kentucky
September __, 2014

ANNEX A

HEALTHWAREHOUSE.COM, INC.

2014 EQUITY INCENTIVE PLAN

HealthWarehouse.com, Inc. (the “Company”) hereby adopts its 2014 Equity Incentive Plan (the “Plan”) upon the terms and conditions hereinafter stated, effective as of August 28, 2014.

SECTION 1.  Purpose.  The purposes of the HealthWarehouse.com, Inc. 2014 Equity Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such employees to participate in the long-term growth and financial success of the Company; and (iv) compensating non-employee directors for their service to the Company.

SECTION 2.  Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“10% Stockholder” shall have the meaning set forth in Section 5.

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Performance Award.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Beneficiary” means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant’s death.  Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee.  In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, his estate.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean a change in ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as provided under Section 409A of the Code and the regulations thereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

“Committee” shall mean the Compensation Committee of the Board, which shall be composed of not less than two directors, each of whom shall be (i) to the extent necessary to comply with Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3, as from time to time amended, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) to the extent necessary to comply with any applicable listing or quotation requirements relating to the Shares, an “independent” director within the meaning of such requirements.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company as authorized by the Certificate of Incorporation of the Company.

“Company” shall mean HealthWarehouse.com, Inc. and any successor thereto.

“Consultant” shall mean an individual, other than an Employee, who is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution of securities of the Company.

“Covered Employee” shall mean any Employee who is a covered employee as defined in Section 162(m)(3) of the Code and the regulations thereunder, or any successor section and regulations thereunder.

“Disability” shall mean, in the case of any Participant, that the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

“Effective Date” means the date upon which the Board approves this Plan.

“Employee” shall mean an employee of the Company or of any Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the fair market value per share of the Company’s Common Stock on the date immediately before an Award is granted.  For purposes hereof,  the Fair Market Value of a Share shall be the closing sale price of a Share on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such Shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use. Notwithstanding the foregoing, if the Shares are not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Company and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company at a stated price for a specified period that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.

“Non-Employee Director” shall mean a director of the Company or of any Affiliate, who is not also an Employee of the Company or of any Affiliate.

 “Nonqualified Stock Option” shall mean a right to purchase Shares from the Company at a stated price for a specified period that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any Employee, Consultant or Non-Employee Director selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any Award granted under Section 10 of the Plan.

“Performance Goal” shall have the meaning set forth in Section 10(c) of the Plan.

“Performance Period” shall mean, with respect to any Performance Award, the period specified by the Committee, including, but not limited to, the calendar year or any part thereof and periods of more than one consecutive calendar year.

“Performance Targets” shall mean the specific measures which must be satisfied in connection with any Performance Goal.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this HealthWarehouse.com, Inc. 2014 Equity Incentive Plan, as may be amended from time to time in accordance with its terms.

“QDRO” shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

“Restricted Stock Award” shall mean any stock Award granted under Section 8 of the Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan that is subject to a substantial risk of forfeiture due to a restriction based on continued employment or service or the occurrence of other events as determined by the Committee in its sole discretion and as specified in the Applicable Award Agreement.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan that is subject to a substantial risk of forfeiture due to a restriction based on continued employment or service or the occurrence of other events as determined by the Committee in its sole discretion, which may be settled either (i) by the delivery of one Share for each Restricted Stock Unit or (ii) in cash in an amount equal to the Fair Market Value of one Share for each Restricted Stock Unit, all as specified in the applicable Award Agreement. The Award of a Restricted Stock Unit represents the mere promise of the Company to deliver a Share or the appropriate amount of cash, as applicable, upon removal of the applicable restriction (or such later date as may be provided in the Award Agreement) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” shall mean shares of the Common Stock, or such other securities of the Company as may be designated by the Committee from time to time.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan to receive the difference between (i) a grant price, which shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) the Fair Market Value of a Share on the date the right is exercised, which amount may be paid in cash, Shares or a combination of cash and Shares.

SECTION 3.  Administration.

(a)           Authority of Committee.  The Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including the determination of any vesting period; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) determine the meaning of the term “retirement” for purposes of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)           Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee.

SECTION 4.  Shares Available for Awards.

(a)           Shares Available.  Subject to adjustment as provided in Section 14, the number of Shares with respect to which Awards may be granted under the Plan shall not exceed 6,000,000, which represents approximately 12% of the Company’s total outstanding Common Stock as of the Effective Date, assuming full conversion of outstanding preferred stock and exercise of outstanding stock options and warrants. None of such Shares shall be the subject of more than one Award at any time, but if an Award is cancelled or forfeited or if an Award terminates, expires or lapses for any reason, then any unissued or forfeited Shares subject to the Award shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such Shares. Shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements or to pay the Exercise Price of Options or Stock Appreciation Rights will not be available for future grants of Awards under the Plan.

(b)           Award Limits.  Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment as provided in Section 14:

(i)           in no event shall a Participant receive an Award or Awards during any one calendar year covering in the aggregate more than 1,500,000 Shares (whether such Award or Awards may be settled in Shares, cash or any combination thereof); and

(ii)           in no event shall there be granted during the term of the Plan Restricted Stock or Restricted Stock Units which are not subject to the achievement of a Performance Target or Targets covering more than an aggregate of 1,200,000 Shares.

(c)           Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, as well as Shares purchased in the open market or in private transactions.

(d)           No Deferral of Compensation Under Section 409A of the Code. All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code.  Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Awards granted under this Plan as Options or Stock Appreciation Rights shall be designed to satisfy the exemption for stock options or stock appreciation rights set forth in the regulations issued under Section 409A of the Code.  Both this Plan and the terms of all Options or Stock Appreciation Rights granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemptions for stock options and stock appreciation rights set forth in the regulations issued under Section 409A of the Code.  No Participant who has been granted Options shall be permitted to defer the recognition of income beyond the exercise date of a Nonqualified Stock Option or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold. No Participant who has been granted a Stock Appreciation Right shall be permitted to defer the recognition of income beyond the exercise date of the Stock Appreciation Right.   No Participant shall be permitted to defer the recognition of income beyond the date a Restricted Stock Award, Restricted Stock Unit, Other Stock-Based Award or Performance Award shall be deemed earned under this Plan.

SECTION 5.  Eligibility.  Any Employee, including any officer or employee-director of the Company or any Affiliate, any Consultant and any Non-Employee Director shall be eligible to be designated a Participant, provided that (i) only Employees who are common-law employees of the Company or any of its Affiliates shall be eligible for the grant of an Incentive Stock Option, and (ii) an Employee-shareholder who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Affiliates (a “10% Stockholder”) shall not be eligible for the grant of an Incentive Stock Option unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

SECTION 6.  Stock Options.

(a)           Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option, provided that Non-Employee Directors shall only be entitled to receive Nonqualified Stock Options.  The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Nonqualified Stock Option.

(b)           Exercise Price.  The Committee in its sole discretion shall establish the exercise price at the time each Option is granted, provided that the per share price at which Shares may be purchased upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value of a Share at the time such Option is granted, except as provided in Section 6(e)(ii) below.

(c)           Exercise.  Subject to the terms of the Plan, each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.  The Committee may impose such conditions with respect to the exercise of Options, including without limitation any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)           Payment.  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company.  Such payment may be made by the Optionee (i) in cash or its equivalent, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Company the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations and Financial Accounting Standards Board ASC Topic 718 – Stock Compensation, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the Shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the Shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price. With respect to clause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Company pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

(e)           Additional Terms Applicable to Incentive Stock Options.  All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 6(a) to 6(d) above, to those contained in this Section 6(e).

(i)           Amount Limitation. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options under this Plan (as well as stock options that satisfy the requirements of Section 422 of the Code under any other stock option plans maintained by the Company or any parent or subsidiary company) are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000.

(ii)           Limitation on Ten Percent Stockholders.  The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who is a 10% Stockholder at the time such Incentive Stock Option is granted shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 6(c) or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(iii)           Notice of Disposition; Withholding; Escrow.  A Participant shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.  The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Participant such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Participant any additional amounts which may be required for such purpose.  The Committee may, in its discretion, require shares of Common Stock acquired by a Participant upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 6(e)(iii).

SECTION 7.  Stock Appreciation Rights.

(a)           Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Non-Employee Directors to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right, the exercise price thereof, which may be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, the conditions and limitations applicable to the exercise thereof and whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.  Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award.  Stock Appreciation Rights granted in tandem with an Option shall be granted at the same time as the Option is granted and shall have the same exercise price as the tandem Option.

(b)           Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement and any other terms and conditions of any Stock Appreciation Right.  Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights granted thereafter.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.  Restricted Stock and Restricted Stock Units.

(a)           Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, Consultants and Non-Employee Directors to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, the other terms and conditions of such Awards and, in the case of Restricted Stock Units, whether such Units shall be settled in cash, Shares or a combination of cash and Shares.  Notwithstanding any other provision of the Plan to the contrary, Restricted Stock and Restricted Stock Units which have not been granted in lieu of base salary or bonuses or which have a restriction based on completion of a specified period of service with the Company or an Affiliate without achievement of a Performance Target or Performance Targets or other performance objectives of the Company as a condition of vesting shall vest no faster than one-third per year from the date of grant, except (i) as provided in Section 12 hereof and (ii) in the Committee’s sole discretion, in the event of the Participant’s Disability or death.

(b)           Transfer Restrictions.  Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreement.  Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company.  Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)           Dividends and Distributions.  Restricted Stock Awards and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock).  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of the Award.  Except as otherwise provided in the applicable Award Agreement, a Participant shall have all of the rights of a stockholder with respect to the Shares covered by the Restricted Stock Award, and a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units.  Unless otherwise provided in the applicable Award Agreement, Shares covered by Restricted Stock Awards will be entitled to full dividend rights and any dividends paid thereon will be paid or distributed to the holder at such time as the underlying Shares become vested and earned by the Participant.

(d)           Voting of Restricted Stock.  Unless otherwise determined by the Committee at the time of grant, a Participant to whom Shares of Restricted Stock shall be granted shall be entitled to vote such Shares.

SECTION 9.  Other Stock-Based Awards.  The Committee shall have authority to grant to eligible Employees, Consultants and Non-Employee Directors an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award and whether such Awards shall be paid in cash, Shares or a combination of cash and Shares.  Notwithstanding any other provision of the Plan to the contrary, an Other Stock-Based Award which is not granted in lieu of base salary or bonuses  or which is not subject to the achievement of a Performance Target or Targets or other performance objectives of the Company as a condition to vesting shall vest no faster than one-third per year from the date of grant, except (i) as provided in Section 12 hereof and (ii) in the Committee’s sole discretion, in the event of the Participant’s Disability or death.

SECTION 10.  Performance Awards.

(a)           Grant.  The Committee shall have sole and complete authority to determine the extent to which an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards shall be subject to the achievement of one or more Performance Targets over one or more Performance Periods.  For any Award to a Covered  Employee which is intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, any such Performance Target and related Performance Goal(s) and Performance Period(s) shall be determined by the Committee within the time prescribed by Section 162(m) of the Code and the regulations thereunder, or any successors thereto, in order for the Performance Target to be considered “pre-established” for this purpose.

(b)           Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Targets to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c)           Performance Goals.  For purposes of the Plan, the term “Performance Goals” shall mean objective criteria based on one or more of the following: net income, net income before taxes, operating earnings, cash earnings, operating cash earnings, cash flows, financial return ratios (including, but not limited to, return on average total assets, return on tangible total assets, return on average stockholders’ equity, return on average tangible stockholders’ equity and average stockholders’ equity to average total assets), total stockholder return, earnings per share, operating earnings per share, cash earnings per share, other balance sheet or income statement items, stock price, market share or project completion.  Performance Goals with respect to awards to Participants who are not Covered Employees also may be based on any other objective performance goals as may be established by the Committee for a Performance Period.  Performance Goals may be measured (i) solely on a corporate, subsidiary or business unit basis or a combination thereof and/or (ii) on actual or targeted growth factors.  Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected Performance Goals.  A Performance Goal may include or exclude items that measure specific objectives, such as the cumulative effect of changes in generally accepted accounting principles, losses resulting from discontinued operations, securities gains and losses, restructuring, merger-related and other nonrecurring costs, amortization of goodwill and other intangible assets, extraordinary gains or losses and any unusual, nonrecurring gain or loss that is separately quantified in the Company’s financial statements.  Any Performance Goal expressed on a per-Share basis shall, in case of a recapitalization, stock dividend, stock split or reverse stock split affecting the number of outstanding Shares, be mathematically adjusted by the Committee so that the change in outstanding Shares does not cause a substantive change in the relevant goal.  The Committee may adjust Performance Goals for any other objective events or occurrences which occur during a Performance Period, including, but not limited to, acquisitions by the Company and changes in applicable tax laws or accounting principles, provided that the Committee shall not have the discretion to increase the amount of a Performance Award that would otherwise be due upon attainment of a Performance Target or Performance Targets to any Participant who is a Covered Employee except to the extent permitted under Section 162(m) of the Code and the regulations thereunder or any successors thereto.

(d)           Payment of Performance Awards.  Each Performance Award shall be earned, vested and payable (as applicable) only upon the achievement of Performance Goals established by the Committee based upon one or more of the criteria set forth in Section 10(c) above, together with the satisfaction of any other conditions, such as continued employment or service, as the Committee may determine to be appropriate; provided, however, that the Committee may provide at the time of grant in the applicable Award Agreement that achievement of such Performance Goals will be waived (with the Performance Award deemed earned) in whole or in part or will be deemed to have been satisfied at a specified level, that the Performance Period shall be shortened, and/or that the payment under the Performance Award shall be pro-rated to reflect the reduced Performance Period upon (i) the termination of employment or service of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, provided that no full and/or partial payment of a Performance Award granted hereunder may be made to a Covered Employee until the Committee has certified in writing the attainment by the Company of the applicable Performance Target or Performance Targets over the applicable Performance Period or Performance Periods.

SECTION 11.  Termination or Suspension of Employment or Service.  The following provisions shall apply in the event of the Participant’s termination of employment or service with the Company and any Affiliate unless the Committee shall have provided otherwise, either at the time of the grant of the Award or thereafter.

(a)           Nonqualified Stock Options and Stock Appreciation Rights.

(i)           Termination of Employment or Service.  If the Participant’s employment or service with the Company and its Affiliates is terminated for any reason other than death, Disability or retirement, the Participant’s right to exercise any Nonqualified Stock Option or Stock Appreciation Right shall terminate, and such Option or Stock Appreciation Right shall expire, on the earlier of (A) the first anniversary of such termination of employment or service or (B) the date such Option or Stock Appreciation Right would have expired had it not been for the termination of employment or service.  The Participant shall have the right to exercise such Option or Stock Appreciation Right prior to such expiration to the extent it was exercisable (and had not yet been exercised) at the date of such termination of employment or service.

(ii)           Death, Disability or Retirement.  If the Participant’s employment or service with the Company and its Affiliates is terminated by death, Disability or retirement, the Participant or his successor (if employment or service is terminated by death) shall have the right to exercise any Nonqualified Stock Option or Stock Appreciation Right to the extent it was exercisable (and had not yet been exercised) at the date of such termination of employment or service until the original expiration date of such Award, but in no event shall such Option or Stock Appreciation Right be exercisable later than the date the Option or Stock Appreciation Right would have expired had it not been for the termination of such employment or service.

(iii)           Acceleration and Extension of Exercisability.  Notwithstanding the foregoing, the Committee may, in its discretion, provide at the time of grant (A) that an Option or Stock Appreciation Right granted to a Participant may terminate at a date earlier than that set forth above, including without limitation the date of termination of employment or service, (B) that an Option or Stock Appreciation Right granted to a Participant may terminate at a date later than that set forth above, provided such date shall not be beyond the date the Option or Stock Appreciation Right would have expired had it not been for the termination of the Participant’s employment or service, and (C) that an Option or Stock Appreciation Right may become immediately exercisable upon the Participant’s death, Disability or retirement when it finds that such acceleration would be in the best interests of the Company.

(b)           Incentive Stock Options.  Except as otherwise determined by the Committee at the time of grant, if the Participant’s employment with the Company is terminated for any reason, the Participant shall have the right to exercise any Incentive Stock Option and any related Stock Appreciation Right during the 90 days after such termination of employment to the extent it was exercisable at the date of such termination, but in no event later than the date the Option would have expired had it not been for the termination of such employment.  If the Participant does not exercise such Option or related Stock Appreciation Right to the full extent permitted by the preceding sentence, the remaining exercisable portion of such Option automatically will be deemed a Nonqualified Stock Option, and such Option and any related Stock Appreciation Right will be exercisable during the period set forth in Section 11(a) of the Plan, provided that in the event that employment is terminated because of death or the Participant dies during such 90-day period, the Option will continue to be an Incentive Stock Option to the extent provided by Section 421 or Section 422 of the Code, or any successor provisions, and any regulations promulgated thereunder.  Notwithstanding the foregoing, the Committee may, in its discretion, provide at the time of grant that an Incentive Stock Option may become immediately exercisable upon the Participant’s death, Disability or retirement when it finds that such acceleration would be in the best interests of the Company.

(c)           Restricted Stock.  Except as otherwise determined by the Committee at the time of grant, upon termination of employment or service for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company at the price (if any) paid by the Participant for such Restricted Stock, provided that in the event of a Participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s shares of Restricted Stock.

SECTION 12.  Change in Control.  Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of Award; provided, however, that Performance Awards shall be deemed to be earned and vested upon a Change in Control only to the extent set forth in the applicable Award Agreement.

SECTION 13.  Amendment and Termination.

(a)           Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, provided that no such amendment, alteration, suspension, discontinuation or termination shall be made that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted without the consent of the affected Participant, holder or beneficiary, or that without the approval of the stockholders of the Company would:

(i)           except as provided in Section 14 of the Plan, increase the total number of Shares with respect to which Awards may be granted under the Plan;

(ii)           change the employees or class of employees, Consultants or Non-Employee Directors eligible to participate in the Plan;

(iii)           reduce the exercise price for Options and Stock Appreciation Rights by repricing or replacing such Awards; or

(iv)           change the Performance Goals which may be established for Performance Awards.

(b)           Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively, provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.  Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 14, the Committee shall not have the authority to cancel any outstanding Option or Stock Appreciation Right and issue a new Option or Stock Appreciation Right in its place with a lower exercise price without the approval of the stockholders of the Company.

SECTION 14.  Adjustments for Capital Changes.

(a)           General Adjustments.  The aggregate number of Shares available for issuance under this Plan, the number of Shares to which any outstanding Award relates, the maximum number of Shares that can be covered by Awards to each Participant, the exercise price per Share under any outstanding Option or Stock Appreciation Right and the Award limits in Section 4(b) of the Plan shall be proportionately adjusted for any increase or decrease in the total number of outstanding Shares issued subsequent to the Effective Date of this Plan resulting from a split, subdivision or consolidation of Shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such Shares effected without receipt or payment of consideration by the Company.

(b)           Adjustments for Mergers and Other Corporate Transactions.  If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the Shares shall be exchanged for other securities of the Company or of another corporation, each recipient of an Award shall be entitled, subject to the conditions herein stated, to purchase, acquire or receive such amount of cash or such number of Shares or amount of other securities of the Company or such other corporation as were exchangeable for the number of Shares of the Company which such Participants would have been entitled to purchase, acquire or receive except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options and Stock Appreciation Rights, provided that in each case the number of Shares or other securities subject to the substituted or assumed stock options or stock appreciation rights and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option or stock appreciation right is not deemed to be a modification of the outstanding Options or Stock Appreciation Rights.  Notwithstanding any provision to the contrary, the term of any Option or Stock Appreciation Right granted hereunder and the property which the holder of the Option shall receive upon the exercise or termination thereof shall be subject to, and be governed by, the provisions regarding the treatment of any such Options or Stock Appreciation Rights set forth in a definitive agreement with respect to any of the aforementioned transactions entered into by the Company to the extent any such Option or Stock Appreciation Right remains outstanding and unexercised upon consummation of the transactions contemplated by such definitive agreement.

SECTION 15.  General Provisions.

(a)           Nontransferability.  No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO, provided, however, that an Award may be transferable, to the extent determined by the Committee and set forth in the applicable Award Agreement, (i) if such Award Agreement provisions do not disqualify such Award for exemption under Rule 16b-3, as from time to time amended, (ii) if such Award is not intended to qualify for exemption under such rule or (iii) with respect to Awards which are Incentive Stock Options, if such Award Agreement provisions do not prevent the Incentive Stock Options from qualifying as such under Section 422 of the Code, as from time to time amended.

(b)           No Rights to Awards.  No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Non-Employee Directors or holders or beneficiaries of Awards.  The terms and conditions of Awards need not be the same with respect to each Participant.

(c)           Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange or national market quotation system upon which such Shares or other securities are then listed or quoted, respectively, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)           Withholding.  A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of any Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)           Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(f)           No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock Awards and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)           No Right to Continued Employment or Service.  Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee, Consultant or Non-Employee Director to continue in the employ or service of the Company or any Affiliate.

(h)           No Rights as Stockholder.  Subject to the provisions of the applicable Award and the Plan, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares.

(i)           Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

(j)           Severability.  The Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Participants who are Covered Employees, Section 162(m) of the Code and the regulations thereunder, or any successors thereto.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)           Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law, regulation or listing or quotation requirement relating to the Shares or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.  Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject, as well as any applicable listing or quotation requirements relating to the Shares.

(l)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m)           No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated or accumulated and paid at a later date.

(n)           Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(o)           Successors and Assigns.  The Plan and any Award Agreement shall be binding upon the Company and its successors and assigns and upon each Participant and such Participant’s heirs, executors, administrators, personal representatives, permitted assignees and successors in interest.

(p)           Pronouns.  Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

SECTION 16.  Effective Date; Term of the Plan.

(a)           Effective Date.  This Plan shall become effective on the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan is approved by stockholders of the Company and no later than the termination of the Plan, provided this Plan is approved by stockholders of the Company pursuant to Section 17 hereof.

(b)           Term of the Plan.  The Plan shall remain in effect until the earlier of (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Section 13 hereof or (iii) the close of business on the tenth annual anniversary of the Effective Date.  Termination of the Plan shall not affect any Awards previously granted, and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

SECTION 17.  Stockholder Approval of the Plan.  The Company shall submit this Plan to its stockholders for approval at a meeting of stockholders of the Company held within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, and (ii) Section 162(m) of the Code and regulations thereunder.

PROXY CARD

HealthWarehouse
It’s good for you.

HEALTHWAREHOUSE.COM, INC.
PROXY FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of HealthWarehouse.com, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September __, 2014, and hereby appoints Lalit Dhadphale and Joseph Savarino or either of them, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2014 Annual Meeting of Stockholders of HealthWarehouse.com, Inc. to be held on September __, 2014 at 11:00 a.m. (EDT) at HealthWarehouse.com, Inc.'s offices located at 7107 Industrial Road, Florence, Kentucky 41042, and at any postponement or adjournment thereof, and to vote all shares of common stock and preferred stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion with respect to such other matters as may properly come before such Annual Meeting or at any postponement or adjournment thereof in accordance with and as described in the Notice and Proxy Statement for the Annual Meeting:

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Your signature(s) should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature Date

Signature (if held jointly) Date

Title if a corporation, partnership or other entity

•  FOLD HERE - PLEASE DO NOT TEAR  •

THIS PROXY IS SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.

YOUR VOTE IS IMPORTANT! PLEASE TAKE THE TIME TO VOTE. SIGN, DATE AND COMPLETE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

HEALTHWAREHOUSE.COM, INC.
PROXY FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL THE BOARD’S NOMINEES, “FOR” APPROVAL OF A NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” APPROVAL OF THE 2014 STOCK INCENTIVE PLAN, “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK THAT MAY BE ISSUED, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014. THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING STOCKHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THIS PROXY IS SIGNED AND RETURNED, THIS PROXY WILL BE VOTED ON EACH OF THE FIVE PROPOSALS AS RECOMMENDED BY THE BOARD, AND IN THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INC. Example ☒

Proposals:

1.	To elect as Directors the following four nominees:	FOR ALL	WITHHOLD	FOR ALL EXCEPT
	01) Lalit Dhadphale 02) Youssef Bennani 03) Joseph Savarino 04) Ambassador Ned L. Siegel	☐	☐	☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK “FOR ALL, EXCEPT” AND WRITE IN THE NAME OF EACH NOMINEE YOU WISH TO WITHHOLD ON THE LINE BELOW.

2.	Proposal to adopt a non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve the 2014 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock that may be issued.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 014.	FOR ☐	AGAINST ☐	ABSTAIN ☐

YOUR VOTE IS VERY IMPORTANT. WE URGE YOU TO VOTE PROMPTLY.

Important Notice Regarding the availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September ___, 2014. The proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2013 as well as driving directions to the Annual Meeting are available on our website at www.healthwarehouse.com/proxy.

PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING   ☐